Exhibit 10.1
AMENDMENT NO. 1
TO
LOAN AND SECURITY AGREEMENT
     This Amendment No. 1 to Loan and Security Agreement (this “Amendment”) is entered into as of this 5th day of August, 2010, by and between Local.com Corporation, a Delaware corporation (“Borrower”), and Silicon Valley Bank (“Bank”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).
Recitals
     A. Borrower and Bank have entered into that certain Loan and Security Agreement dated as of June 28, 2010 (as amended to date, the “Loan Agreement”), pursuant to which Bank agreed to extend and make available to Borrower certain advances of money.
     B. Borrower desires that Bank amend the Loan Agreement to permit a buy-back program for Borrower’s capital stock.
     C. Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to so amend the Loan Agreement.
Agreement
      NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:
     1. Amendment to Loan Agreement.
          1.1 Section 13 (Definitions). The definition for the following term is amended and restated in its entirety as follows:
     ““Permitted Distributions” are:
     (a) purchases of capital stock from former employees, consultants and directors pursuant to repurchase agreements or other similar agreements in an aggregate amount not to exceed $50,000 in any fiscal year provided that at the time of such purchase no Event of Default has occurred and is continuing;
     (b) distributions or dividends consisting solely of Borrower’s capital stock;
     (c) purchases for value of any rights distributed in connection with any stockholder rights plan;
     (d) purchases of capital stock or options to acquire such capital stock (i) pursuant to a common stock buyback program approved by Borrower’s Board of Directors in an amount not in excess of $2,000,000 in the aggregate; or (ii) with the proceeds received from a substantially concurrent issuance of capital stock or convertible securities;
     (e) purchases of capital stock pledged as collateral for loans to employees;
     (f) purchases of capital stock in connection with the exercise of stock options or stock appreciation rights by way of cashless exercise or in connection with the satisfaction of withholding tax obligations; and
     (g) purchases of fractional shares of capital stock arising out of stock dividends, splits or combinations or business combinations.”
     2. Borrower’s Representations And Warranties. Borrower represents and warrants that:
               (a) immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;
               (b) Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
               (c) the certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
               (d) the execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower; and
               (e) this Amendment has been duly executed and delivered by the Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
     3. Limitation. The consents, amendments and modifications set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.
     4. Effectiveness. This Amendment shall become effective upon the satisfaction of all the following conditions precedent:
          4.1 Amendment. Borrower and Bank shall have duly executed and delivered this Amendment to Bank.
          4.2 Payment of Bank Expenses. Borrower shall have paid all Bank Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Amendment.
     5. Counterparts. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.
     6. Integration. This Amendment, the Loan Documents and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment or the Loan Documents; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.
     7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.
[Signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

Borrower:	Local.com Corporation
a Delaware corporation

	By:	/s/ Brenda Agius

	Printed Name:	Brenda Agius

	Title:	CFO

Bank:	Silicon Valley Bank

	By:	/s/ Victoria Regan

	Printed Name:	Victoria Regan

	Title:	Relationship Manager